                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated May 31, 1996, except for Note 12, as to which the date is July 1, 1996, with respect to the consolidated financial statements of AVCOM International, Inc. as of December 31, 1995 and for each of the two years in the period ended December 31, 1995 included in the Current Report on Form 8-K filed on September 9, 1997, as amended by the Current Report on Form 8-K/A filed on October 10, 1997 and as further amended by the Form 8-K/A filed on October 22, 1997 of Signature Resorts, Inc., and included in the Current Report on Form 8-K filed on or about December 19, 1997, in Amendment No. 2 to the Registration Statement on Form S-4 (Registration No. 333-38283) and related Prospectus of Signature Resorts, Inc. for the offer to exchange $200,000,000 of senior subordinated notes.

                                                               Ernst & Young LLP

Phoenix, Arizona
December 19, 1997